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                                                                   EXHIBIT 10.24

OFFERING CIRCULAR

                                   [ESCO LOGO]




                          ESCO ELECTRONICS CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)


                            ------------------------

         This offering circular relates to up to 300,000 shares of common stock of ESCO Electronics Corporation which may be purchased in open market transactions by eligible senior executives pursuant to the ESCO Electronics Corporation Executive Stock Purchase Plan and the preferred stock purchase rights associated with such common stock.

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         ESCO's common stock and the associated preferred stock purchase rights are listed on the New York Stock Exchange.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this offering circular is truthful or complete. Any representation to the contrary is a criminal offense.






             The date of this offering circular is February 7, 2000

             This offering circular constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


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                                TABLE OF CONTENTS
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GENERAL INFORMATION...............................................................................................1


DESCRIPTION OF THE PLAN...........................................................................................1


FEDERAL INCOME TAX EFFECTS........................................................................................2
     ACQUISITION OF SHARES........................................................................................2
     SHARES HELD FOR LESS THAN TWELVE MONTHS......................................................................2
     SHARES HELD FOR MORE THAN TWELVE MONTHS......................................................................3
     REIMBURSEMENTS BY ESCO.......................................................................................3


DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS....................................................................3


SECURITIES AS COLLATERAL..........................................................................................5


RESTRICTIONS ON RESALE............................................................................................5


ADDITIONAL INFORMATION............................................................................................6


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................7
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                              GENERAL INFORMATION

         ESCO Electronics Corporation and its subsidiaries are engaged in the research, development, manufacture, sale and support of engineered systems and products for industrial and commercial applications. ESCO's principal executive offices are located at 8888 Ladue Road, St. Louis, Missouri 63124, and its telephone number is (314) 213-7200.

         ESCO has not authorized anyone to give any information or to make any representations concerning this offering of common stock except that which is in this offering circular or which is referred to under "Additional Information" and "Incorporation of Certain Documents by Reference" in this offering circular. If anyone gives or makes any other information or representation, you should not rely on it. This offering circular is not an offer to sell or a solicitation of an offer to buy any securities other than ESCO's common stock and the associated preferred stock purchase rights. This offering circular is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which an offer or solicitation is unlawful. You should not interpret the delivery of this offering circular, or any sale of common stock, as an indication that there has been no change in ESCO's affairs since the date of this offering circular. You should also be aware that information in this offering circular may change after this date. See "Incorporation of Certain Documents By Reference."

                            DESCRIPTION OF THE PLAN

         This offering circular covers up to 300,000 shares of ESCO's common stock, par value $0.01 per share, which may be purchased in open market transactions by eligible senior executives pursuant to ESCO's Executive Stock Purchase Plan and the preferred stock purchase rights associated with such common stock.

         The plan was adopted by the Human Resources and Ethics Committee of ESCO's Board of Directors on February 3, 2000. The purpose of the plan is to provide incentives to certain executive officers and other senior executives of ESCO and its direct and indirect subsidiaries and to encourage their ownership of ESCO's common stock.

         ESCO will reimburse eligible senior executives for the approximate cost of interest on loans that have been approved by or on behalf of the Committee made to such executives for the purpose of purchasing shares of ESCO's common stock in open market transactions at prevailing market prices. ESCO will also pay to such executives an amount approximately equal to the income taxes owed by such executives on the reimbursement payments from ESCO.

         Executive officers and certain other senior executives of ESCO or its direct and indirect subsidiaries are eligible to participate in the plan. The Committee has discretion to determine the individuals who may participate in the plan. These individuals may elect to participate in the plan at any time before the termination date, which is expected to be February 7, 2008.

         The plan is administered by the Committee, which consists solely of two or more directors who are non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 and who are appointed by and serve at the pleasure of the Board of Directors. In accordance with the plan,






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members of the Committee may not be officers or employees of ESCO or any of its subsidiaries. The Committee is vested with full power and authority to make, administer and interpret any rules and regulations it deems necessary to administer the plan. The Committee's determinations on such matters are conclusive. The Committee may delegate its duties, both ministerial and discretionary, to other persons as it deems necessary or appropriate and as consistent with the terms of the plan. The determinations by such other persons shall be conclusive.

         ESCO's Board of Directors or the Committee may terminate the plan or make any modifications it deems advisable at any time. Neither the Board of Directors nor the Committee may terminate or amend the plan in such a way that the rights of an eligible executive under the plan may be adversely affected without the consent of such executive. The plan will terminate in any event on February 7, 2008. Reimbursements of interest costs associated with loans made to eligible executives prior to the time the plan terminates shall not be affected by termination of the plan.

         The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 because it is not an "employee benefit plan" under ERISA. The plan is not a pension, profit-sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code.

         You may obtain additional information about the plan by contacting the Human Resources and Ethics Committee c/o Human Resources Department, ESCO Electronics Corporation, 8888 Ladue Road, St. Louis, Missouri 63124, telephone number (314) 213-7200.

                                 FEDERAL INCOME

         This section provides only a summary of the federal income tax consequences of the plan and is based on ESCO's understanding of present federal tax laws and regulations. Because tax regulations may change or interpretations may differ, you should consult with your tax advisor regarding the tax consequences related to your participation in the plan.

ACQUISITION OF SHARES

         The acquisition of shares of common stock in the open market pursuant to the plan is not a taxable event. You will have a basis in the shares equal to the price you paid for them.

SHARES HELD FOR LESS THAN TWELVE MONTHS

         If you hold the shares of common stock purchased under the plan for twelve months or less, upon disposition you may need to recognize a net short-term capital gain. The difference between the amount you realize upon disposition of your shares and your basis in those shares will be treated as a short-term capital gain or loss, assuming you hold the shares as a capital asset at the time of disposition. The maximum rate of tax on net short-term capital gains is 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates.







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SHARES HELD FOR MORE THAN TWELVE MONTHS

         If you hold the shares of common stock purchased under the plan for more than twelve months, upon disposition you may need to recognize a net long-term capital gain. The difference between the amount you realize upon disposition of your shares and your basis in those shares, however, will be taxed as a long-term capital gain or loss, assuming you hold your shares as a capital asset at the time of disposition. The maximum rate of tax on net long-term capital gains is 20%.

REIMBURSEMENTS BY ESCO

         Payments you receive pursuant to the plan will be taxed as compensation income and subject to employment tax and employee benefits withholding by ESCO. ESCO may take appropriate deductions with respect to compensation income reported on your behalf, including applicable taxes.


                 DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

         This offering circular relates to the offering of shares of ESCO's common stock, as well as the preferred stock purchase rights associated with the common stock. Under ESCO's Amended and Restated Rights Agreement between ESCO and ChaseMellon Shareholder Services, L.L.C., each outstanding share of common stock also represents one preferred stock purchase right. Each purchase right entitles the registered holder to purchase from ESCO one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $60 per one one-hundredth of a share of Preferred Stock, subject to adjustment. The terms of the rights are set forth in the rights plan, a form of which was filed on February 7, 2000 with the Commission as Exhibit 4.1 to ESCO's Current Report on Form 8-K dated February 3, 2000. This is only a summary of the rights agreement and you should read the entire rights agreement.

         The rights will be evidenced by common stock certificates and will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which ESCO first has notice or determines that a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire, 20% or more of the outstanding shares of ESCO's voting stock without the prior express written consent of the Board of Directors, or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the date set forth in (i) above) following the commencement of a tender offer or exchange offer, without the prior written consent of the Board of Directors, by a person which offer, upon consummation would result in such person's control of 20% or more of ESCO's voting stock. Either of these events is referred to as a "distribution date."

         Until a right is exercised, the holder, as such, will have no rights as a shareholder. Accordingly, the holder will not have the rights, among others, to vote or to receive dividends. The rights will expire, if not previously exercised, on February 3, 2010, unless that date is extended or the rights are earlier redeemed or exchanged by ESCO.







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         The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution under certain circumstances. No adjustment in the purchase price will generally be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Preferred Stock will be issued, and instead an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         If any person or group (other than certain affiliates of ESCO) acquires 20% or more of ESCO's outstanding voting stock without the prior written consent of the Board of Directors, each right, except those held by the acquiring persons, would entitle the holder to acquire shares of ESCO's common stock having a market value equal to two times the purchase price. If any person or group acquires more than 20% but less than 50% of ESCO's outstanding voting stock without the prior written consent of the Board of Directors, each right, except those held by the acquiring persons, may be exchanged by the Board of Directors for one share of ESCO's common stock.

         If ESCO were acquired in a business combination transaction where ESCO is not the surviving corporation, or where ESCO's common stock is exchanged or changed or 50% or more of ESCO's assets or earnings power is sold without the prior written consent of the Board of Directors, each right would entitle the holders (except for the acquiring persons) to receive shares of common stock of the acquiring company having a market value equal to two times the purchase price.

         At any time prior to the time a person or group has acquired 20% or more of ESCO's outstanding voting stock, the Board of Directors may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The Board of Directors, in its sole discretion, may establish the time, basis and conditions for redemption of the rights. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

         Prior to the time that a person or group has acquired 20% or more of ESCO's outstanding voting stock, the terms of the rights may be amended by the Board of Directors without the consent of the holders. After the time that a person or group has acquired 20% or more of ESCO's outstanding voting stock, the Board of Directors must receive the consent of the holders in order to amend the terms of the rights in a manner that may adversely affect the interest of the holders.

         The rights have certain anti-takeover effects. Once a distribution date has occurred, the rights will cause substantial dilution to a person or group that attempts to acquire ESCO in some circumstances. ESCO's ability to amend the rights plan may, depending upon the circumstances, increase or decrease the anti-takeover effects of the rights. The rights do not prevent the Board of Directors from approving any merger or other business combination since ESCO may redeem the rights as described above and because a transaction approved by the Board of Directors would not cause a distribution date to occur.






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                            SECURITIES AS COLLATERAL

         If you purchase shares of ESCO's common stock with borrowed funds and pledge the shares as collateral for the loan, your shares will be at risk. If the market value of ESCO's common stock declines, you may be required by the lender to pledge additional collateral. If you are unable to pledge such additional collateral, the lender may sell your shares and you may lose your investment. Such a sale also may result in liability under Section 16(b). See "Restrictions on Resale" below. You should carefully review the terms of the loan and consult with your counsel regarding these and other risks before purchasing shares with borrowed funds.

                             RESTRICTIONS ON RESALE

         ESCO's common stock and associated preferred stock purchase rights are currently traded on the New York Stock Exchange. This offering circular does not cover your resale of shares of common stock acquired on the open market pursuant to this offering circular.

         You may be deemed to be an "affiliate" of ESCO, as the term "affiliate" is defined in Rule 144 under the Securities Act of 1933. Under Rule 144, an "affiliate" of an issuer is a person that "directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer." Rule 405 defines "control" as "the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise."

         If you are deemed to be an "affiliate," you may reoffer or resell your shares only pursuant to a registration statement filed under the Securities Act (and ESCO has no obligation to file such a registration statement) or pursuant to Rule 144 under the Securities Act. Such reoffers and resales may not be made pursuant to this offering circular. You should consult with counsel regarding the restrictions of Rule 144 before transferring shares of your common stock.

         In addition, certain officers of ESCO are subject to "short-swing" liability under Section 16(b) of the Securities Exchange Act of 1934. You should consult with counsel regarding your status under and the applicability of
Section 16(b) before transferring or pledging shares of your common stock.

         In general, Section 16(b) provides that any profit realized by certain officers on purchases and sales of stock within a six-month period is recoverable by the issuer. For this purpose, it does not matter whether the purchase or sale occurs first, and it is not necessary for the same shares to be involved in each of the matched transactions. Transactions are paired so as to match the lowest purchase price and the highest sale price within a six-month period, which means that a profit may exist for Section 16(b) purposes where the total of all of the officer's transactions during the six-month period resulted in a loss.

         If you are an officer subject to Section 16(b) and you pledge your shares of common stock, any sale of those shares by the pledgee upon default may be considered a sale by you under Section 16(b) and be matchable against your purchase of those or other shares within a six-month period.





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         Finally, you will need to comply with ESCO's policies that may be in effect concerning trading in ESCO's securities by insiders.


                             ADDITIONAL INFORMATION

         ESCO has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-8 under the Securities Act of 1933 with respect to the shares of common stock offered by this offering circular. This offering circular does not contain all of the information set forth in the registration statement and its exhibits. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to ESCO and the common stock, reference is made to the registration statement and exhibits. A copy of the registration statement and exhibits may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices, the current addresses of which are: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of the registration statement and exhibits may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The registration statement has been filed electronically with the Commission. In addition, reports, proxy statements and other information concerning ESCO can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         ESCO will provide without charge to each person to whom this offering circular is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference herein, other than exhibits (except exhibits specifically incorporated by reference therein). See "Incorporation of Certain Documents By Reference." Such request should be directed to Secretary, ESCO Electronics Corporation, 8888 Ladue Road, St. Louis, Missouri 63124, telephone number (314) 213-7200.

         ESCO also will provide without charge to each participant in the plan the following: (1) all documents containing the information required in the Prospectus by Part I of Form S-8; (2) ESCO's Annual Report to Shareholders for its most recent fiscal year (or other permitted document containing ESCO's audited financial statements for such fiscal year); and (3) all reports, proxy statements and other communications distributed by ESCO to its shareholders generally.











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                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission permits the "incorporation by reference" of certain information ESCO files, which means that ESCO can disclose important information to you by referring you to documents ESCO files with the Commission. The information incorporated by reference is considered to be part of this offering circular, and later information that ESCO files with the Commission will automatically update and supersede this information. ESCO incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until ESCO sells all of the shares issuable under the plan or deregisters the shares issuable that have not yet been sold. The following documents filed by ESCO with the Commission under the Securities Exchange Act of 1934 (File No. 1-10596) are incorporated by reference into this offering circular:

                  (1) ESCO's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

                  (2)    ESCO's Current Report on Form 8-K, dated October 13,
         1999.

                  (3) ESCO's Current Report on Form 8-K, dated February 3, 2000, including but not limited to the description of ESCO's preferred stock purchase rights.

                  (4) The description of ESCO's common stock contained in ESCO's Registration Statement on Form 10 filed under the 1934 Act, as amended under cover of Form 8 filed on September 27, 1990.




















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